(d)(2)(v)

February 29, 2012

Christopher Kurtz

Vice President, Finance

ING Investment Management Co. LLC

One Orange Way, C1-N

Hartford, CT 06095

Re:	Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. (the “Agreement”)

Dear Mr. Kurtz:

Pursuant to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. LLC, formerly, ING Investment Management Co., as amended (the “Agreement”), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Large Cap Growth Fund (the “Fund”), a series of ING Series Fund, Inc., effective on February 29, 2012, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to the Amended and Restated Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual sub-advisory fee indicated for the Fund, is attached hereto.

The Amended and Restated Schedule A has also been updated to reflect the removal of ING Tactical Asset Allocation Fund because this series recently liquidated.

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Fund by signing below where indicated.

Very sincerely,

By:	/s/ Todd Modic
Todd Modic
Senior Vice President
ING Investments, LLC

ACCEPTED AND AGREED TO:

ING Investment Management Co. LLC

By:	/s/ Christopher Kurtz
Name:	Christopher Kurt
Title:	VP Finance , Duly Authorized

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.ingfunds.com	ING Investments, LLC

(d)(2)(v)

AMENDED AND RESTATED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

ING INVESTMENTS, LLC

and

ING INVESTMENT MANAGEMENT CO. LLC

Series	Effective Date	Annual Sub-Advisory Fee

ING Capital Allocation Fund		Direct Investments
0.360% on first $500 million
0.349% on next $500 million
0.338% on next $500 million
0.326% on next $500 million
0.315% over $2 billion

Underlying Funds
0.02%

ING Core Equity Research Fund		0.3150% on first $250 million
0.2925% on next $250 million
0.2813% on next $250 million
0.2700% on next $1.25 billion
0.2475% over $2 billion

ING Corporate Leaders 100 Fund	June 11, 2008	0.180% on all assets

ING Global Target Payment Fund	August 15, 2008	0.036%

ING Index Plus LargeCap Fund		0.203% on first $500 million
0.191% on next $250 million
0.180% on next $1.25 billion
0.169% over $2 billion

ING Index Plus MidCap Fund		0.203% on first $500 million
0.191% on next $250 million
0.180% on next $1.25 billion
0.169% over $2 billion

(d)(2)(v)

Series	Effective Date	Annual Sub-Advisory Fee
ING Index Plus SmallCap Fund		0.203% on first $500 million
0.191% on next $250 million
0.180% on next $1.25 billion
0.169% over $2 billion

ING Large Cap Growth Fund	February 29, 2012	0.315%

ING Money Market Fund		0.180% on first $500 million
0.158% on next $500 million
0.153% on next $1 billion
0.149% on next $1 billion
0.135% over $3 billion

ING Small Company Fund		0.383% on first $250 million
0.360% on next $250 million
0.349% on next $250 million
0.338% on next $1.25 billion
0.326% over $2 billion

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